Exhibit 10.92
ASSIGNMENT AND ASSUMPTION AGREEMENT
     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made effective the 15th day of January, 2008 (the “Effective Date”), by and between RETAIL VENTURES, INC., an Ohio corporation, having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“Assignor”), AMERICAN SIGNATURE, INC., an Ohio corporation, having an address of 1800 Moler Road, Columbus, Ohio 43207 (“Assignee”), and SSC-ALUM CREEK, L.L.C., a Delaware limited liability company, having an address at 1800 Moler Road, Columbus, Ohio 43207 (“Landlord”).
WITNESSETH:
     WHEREAS, Assignor (by virtue of the Assignment and Assumption of Lease dated January 15, 2008 among Value City Department Stores LLC, successor by merger to Value City Department Stores, Inc., as assignor, and Assignor, as assignee, and Landlord) and Landlord are tenant and landlord, respectively, under that certain Lease Agreement dated September 2, 1997 (the “Lease”), for an approximately 50.617 acre parcel of real property described in Exhibit B to the Lease and generally known as 3080 and 3232 Alum Creek Drive, Columbus, Ohio (the “Leased Premises”); and
     WHEREAS, a Memorandum of Lease was executed by Landlord and Value City Department Stores, Inc. on June 11, 2002 and was recorded on June 28, 2002, as Instrument Number 200206280158561 in the Office of the Recorder, Franklin County, Ohio; and
     WHEREAS, Assignor desires to assign its interest as tenant in the Lease to Assignee as of the Effective Date, and Assignee desires to accept the assignment of tenant’s interest in the Lease from Assignor and to assume all of tenant’s right, title, estate, interest, duties and obligations under the Lease as of the Effective Date; and
     WHEREAS, Landlord is willing to consent to the assignment of the Lease, all as herein set forth.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee and Landlord hereby agree as follows:
     1. Assignment. Assignor hereby gives, grants, bargains, sells, conveys, transfers, and sets over unto Assignee, its successors and assigns, as of the Effective Date, all of Assignor’s right, title, estate, interest, duties, and obligations as tenant in and to the Lease and the Leased Premises under the Lease.
     2. Assumption. Assignee hereby accepts the foregoing assignment and, in consideration thereof, Assignee hereby covenants and agrees that, from and after the Effective Date and for the remainder of the term of the Lease and all renewals and extensions thereof exercised by Assignee, Assignee will assume, observe, perform, fulfill and be bound by all terms, covenants, conditions and obligations of Assignor under the Lease (including, without limitation, the payment of all rent and other sums required to be paid by Assignor under the Lease) which arise on and after the Effective Date and are to be observed, performed and fulfilled by Assignor on and after the Effective Date, in the same manner and to the same extent as if Assignee were the Assignor named therein.
     3. Landlord’s Consent. Landlord hereby consents to the assignment by Assignor to Assignee of Assignor’s interest under the Lease, as herein set forth. The foregoing consent shall not in any manner alter, amend or waive Landlord’s rights to approve subsequent assignments, nor shall the granting of such consent release Assignor from liability for the performance of the obligations of Assignor under the Lease, it being expressly agreed and understood that Assignor shall, as between Assignor and Landlord, remain fully liable to Landlord for the performance of all obligations of Assignor under the Lease.
     4. Indemnification.
          (a) Assignee hereby indemnifies and agrees to defend and hold harmless Assignor, its members, directors, officers, successors, and assigns from and against any and all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation, all reasonable attorneys’ fees and out-of-pocket expenses) which Assignor may or shall incur under the Lease by reason of any failure of Assignee to have complied with, or to have performed, the duties and obligations of Assignor under the Lease from and after the Effective Date.
          (b) Assignor hereby indemnifies and agrees to defend and hold harmless Assignee, its shareholders, directors, officers, successors and assigns from and against any and all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation, all reasonable attorneys’ fees and out-of-pocket expenses) which Assignee may or shall incur under the Lease by reason of any failure of Assignor to have complied with, or to have performed, the duties and obligations of Assignor under the Lease arising prior to the Effective Date.
     5. Successors and Assigns. The terms and conditions of this Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     6. Assignment of Warranties and Guaranties. To the extent assignable and to the extent any exist, Assignor hereby assigns to Assignee all guaranties and warranties it owns related to the Leased Premises. Assignor shall execute such further reasonable documents to evidence such transfer as are reasonably requested by Assignee either before or after the Effective Date. If there is a cost or fee for the transfer of any warranty or guaranty, that cost shall be borne by Assignee.
     7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall constitute one document.

     8. Third Parties. The agreements herein are for the sole benefit of Assignor, Assignee, and Landlord and no third party is intended to benefit hereby.
     9. Notices. Notices hereunder shall be given in the same manner as set forth in Section 21 of the Lease and to the following addresses:

(a)	If to Assignor:

Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224

(b)	If to Assignee/Tenant:

American Signature, Inc.
1800 Moler Road
Columbus, Ohio 43207

(c)	If to Landlord:

SSC-Alum Creek, L.L.C.
1800 Moler Road
Columbus, Ohio 43207
     Addresses for service of notice may be changed by written notice to the other parties.
     10. Governing Law. The terms of this Assignment shall be governed by the laws of the State of Ohio.
     11. Entire Agreement. This Assignment shall be deemed to contain all of the terms and conditions agreed upon with respect to the assumption and assignment of the Lease, it being understood that there are no outside representations or oral agreements.
     12. Capitalized Terms. Any capitalized terms used in this Assignment and not defined shall have the same meaning set forth in the Lease.

     IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed on this 15th day of January, 2008.

ASSIGNOR:

RETAIL VENTURES, INC., an Ohio corporation

By:

Name:

Title:

ASSIGNEE:

AMERICAN SIGNATURE, INC., an Ohio corporation

By:

Name:

Title:

LANDLORD:

SSC ALUM CREEK, L.L.C., a Delaware limited liability company

By:	Schottenstein Stores Corporation, a Delaware corporation, its sole member

By:

Name:
Title:

ACKNOWLEDGMENTS

STATE OF OHIO	)
	)	SS:
COUNTY OF FRANKLIN	)
          The foregoing instrument was acknowledged before me on this                      day of January, 2008, by                                         , the                                           of Retail Ventures, Inc., an Ohio corporation, on behalf of the corporation.

Notary Public

STATE OF OHIO	)
	)	SS:
COUNTY OF FRANKLIN	)
          The foregoing instrument was acknowledged before me on this                      day of January, 2008, by                                         , the                                           of American Signature, Inc., an Ohio corporation, on behalf of the company.

Notary Public

STATE OF OHIO	)
	)	SS:
COUNTY OF FRANKLIN	)
          The foregoing instrument was acknowledged before me on this                      day of January, 2008, by                                         , the                                           of Schottenstein Stores Corporation, a Delaware corporation, the sole member of SSC-Alum Creek, L.L.C., a Delaware limited liability company, on behalf of the corporation and the company.

Notary Public

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